SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
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Alamo Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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ALAMO GROUP INC.

1627 East Walnut Street

Seguin, Texas 78155

Dear Fellow Stockholders:

                You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 7, 2009, at 9:00 a.m. local time, at the Doubletree Hotel, 37 NE Loop 410 (at McCullough), San Antonio, Texas.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

                In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

                Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided as soon as possible.  Stockholders may also vote through the Internet or by telephone.  If you attend the meeting, you may revoke your proxy and vote in person.

                Thank you for your support.  We hope to see you at the meeting.

Donald J. Douglass

Chairman of the Board of Directors

March 19, 2009

ALAMO GROUP INC.

1627 East Walnut Street

Seguin, Texas 78155

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2009

____________________

To the Stockholders of

Alamo Group Inc.

                NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the “Company”) will be held at the Doubletree Hotel, 37 NE Loop 410 (at McCullough), San Antonio, Texas, on Thursday, May 7, 2009, at 9:00 a.m. local time, for the following purposes:

(1)	to elect seven (7) directors to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to ratify the Audit Committee’s appointment of KPMG LLP as the Company's independent auditors for the 2009 fiscal year;

(3)	to approve the Alamo Group Inc. 2009 Equity Incentive Plan; and

(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

                In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as March 19, 2009. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

                Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly.  A return envelope is enclosed for that purpose.  Stockholders may also vote through the Internet or by telephone.  Instructions for voting through the Internet or by telephone are included on the proxy card.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting commencing April 21, 2009, at the offices of the Company’s Counsel, which is Oppenheimer, Blend, Harrison and Tate, Inc., located at 711 Navarro, Suite 600, San Antonio, Texas 78205-1796.

By Order of the Board of Directors

Robert H. George

Secretary

Dated: March 19, 2009

ALAMO GROUP INC.

1627 East Walnut Street

Seguin, Texas 78155

PROXY STATEMENT

                The accompanying Proxy is solicited by the Board of Directors of Alamo Group Inc., a Delaware corporation (the “Company,” “we,” “our,” and “us”), to be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 7, 2009, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held at 9:00 a.m. local time, at the Doubletree Hotel, 37 NE Loop 410 (at McCullough), San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about March 31, 2009.  The Annual Report of the Company for fiscal 2008, including audited financial statements for the fiscal year ended December 31, 2008, and a proxy card are enclosed.

Important Notice regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 7, 2009:  Our proxy statement and our 10-K annual report for the fiscal year ended December 31, 2008 are available free of charge on our website at www.alamo-group.com/investor_relations/financial_reports.html.

VOTING AND PROXIES

                Only holders of record of common stock, par value $.10 per share (“Common Stock”), of the Company at the close of business on March 19, 2009 (the “Record Date”) shall be entitled to vote at the meeting.  There were 20,000,000 authorized shares of Common Stock and 9,951,254 shares of Common Stock outstanding on the Record Date.  Each share of Common Stock is entitled to one vote.  Any stockholder giving a proxy has the power to revoke same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

                The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2009 Annual Meeting of Stockholders and any adjournment thereof.

Votes Required to Approve a Proposal

Effective March 4, 2009, the Board of Directors amended the Company’s Bylaws to reflect the change in stockholder voting for directors from a plurality to a majority vote.  With this change, each director will be elected by a majority of the votes cast with respect to such director.  A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.”  As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation.  If a director is not elected, the Nominating/Corporate Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.  The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision within 90 days after the election results are certified.

The ratification of KPMG LLP’s appointment as the Company’s independent auditor and the adoption of the Alamo Group Inc. 2009 Equity Incentive Plan each requires the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote thereon.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.  Abstentions may be specified on all proposals.  Abstentions are present and entitled to vote for purposes of determining the approval of any matter submitted to the stockholders for a vote and will thus have the same effect as a negative vote on the proposal to ratify the appointment of KPMG LLP and to approve the Alamo Group Inc. 2009 Equity Incentive Plan.  Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.  If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

                Listed in the following table are the only beneficial owners that the Company is aware of as of February 27, 2009, of more than five percent of the Company's outstanding Common Stock.  In addition, this table includes the outstanding voting securities beneficially owned by the Company’s directors, its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 27, 2009.  Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Capital Southwest Venture Corporation 12900 Preston Road, Suite 700 Dallas, TX 75230	2,830,300 (3)	28.44%

Tradewinds Global Investors, LLC 2049 Century Park East, 20th Floor Los Angeles, CA 90067	1,482,907 (4)	14.90%

Third Avenue Management LLC Formerly EQSF Advisors, Inc. 622 Third Avenue, 32nd Floor New York, NY 10017	1,306,686 (5)	13.13%

Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	811,012 (6)	8.15%

Met Investors Advisory, LLC 5 Park Plaza, Suite 1900 Irvine, CA 92614	642,605 (7)	6.46%

Donald J. Douglass	336,925 (8)	3.39%

Ronald A. Robinson	279,475 (9)	2.81%

Jerry E. Goldress	32,000	*

James B. Skaggs	21,100	*

David H. Morris	15,018 (10)	*

David W. Grzelak	2,000 (10)	*

Gary L. Martin	2,830,300 (3)	*

Dan E. Malone	5,000 (9)	*

Robert H. George	18,950 (9)	*

Richard J. Wehrle	15,740 (9)	*

Geoff Davies	26,550 (9)	*

Donald C. Duncan	12,800 (9)	*

All Directors and Executive Officers as a Group (12 Persons)	3,595,858 (8)(9)(10)	36.13%

_____________________

*	Less than 1% of class
(1)	In each case the beneficial owner has sole voting and investment power, except as otherwise provided herein.
(2)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 27, 2009, being 9,951,254 shares.
(3)

Includes shares owned by Capital Southwest Corporation (“Capital Southwest”) (170,300 shares), the parent corporation of Capital Southwest Venture Corporation (2,660,000 shares).  Mr. Martin, a director of the Company, serves as Chairman of the Board, President and CEO of both Capital Southwest Venture Corporation and Capital Southwest.  Mr. Martin has shared voting and investment power with respect to the shares of Common Stock owned by Capital Southwest Venture Corporation and Capital Southwest.  Mr. Martin personally disclaims beneficial ownership of these shares.

(4)

Based on Schedule 13G dated February 11, 2009, by which Tradewinds Global Investors LLC (“TGI”) reported that as of December 31, 2008, it had shared voting power over none of the shares, had sole voting power over 1,227,075 shares and had sole dispositive power over 1,482,907 shares.  TGI reported beneficial ownership of 1,482,907 shares as of December 31, 2008.

(5)

Based on a Schedule 13G dated January 12, 2009, by which Third Avenue Management LLC (“TAM”) reported that as of December 31, 2008, it or any of TAM’s small cap funds had shared voting power over none of such shares, had sole voting power over 1,306,686 shares and had sole dispositive power over 1,306,686 shares.  TAM reported beneficial ownership of 1,306,686 shares as of December 31, 2008.

(6)

Based on Schedule 13G dated February 9, 2009, by which Dimensional Fund Advisors Inc. reported that as of December 31, 2008, it had shared voting power over none of such shares, had sole voting power over 798,101 shares and had sole dispositive power over 811,012 shares.  Dimensional Fund Advisor Inc. reported beneficial ownership in 811,012 shares as of December 31, 2008.

(7)

Based on Schedule 13G dated February 13, 2009, by which Met Investors Advisory, LLC (“MIA”) reported that as of December 31, 2008, it had shared voting power over 642,605 shares, had sole voting power over none of the shares and shared dispositive power over 642,605 shares.  MIA reported beneficial ownership in 642,605 shares as of December 31, 2008.  The 642,605 shares held by MIA are also included in the shares held by TAM above.

(8)

Includes: 59,194 shares owned by The Douglass Foundation, a non-profit organization of which Helen D. Douglass, Mr. Douglass’ wife, is the President; 16,951 shares in the Douglass Charitable Lead Unitrust of 2000 of which Mrs. Douglass is trustee; and 44,100 shares owned by Helen D. Douglass. Various members of Mr. Douglass’ family hold shares of stock of the Company which are not included in this table and Mr. Douglass disclaims beneficial ownership of those shares.

(9)

Includes: shares available for exercise under various stock options as follows:  for Mr. Robinson 165,675 shares; for Mr. Malone 5,000 shares; for Mr. George 10,800 shares; for Mr. Wehrle 10,800 shares; for Mr. Davies 18,050 shares; and for Mr. Duncan 5,400 shares.

(10)

Includes: shares available for exercise under a non-qualified stock options as follows: for Mr. Morris 10,500 shares; for Mr. Grzelak 2,000 shares; for Mr. Martin 1,000 shares; for Mr. Douglass 1,000 shares; for Mr. Skaggs 3,000 shares and for Mr. Goldress 2,000 shares.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors.  Currently, the size of the Board of Directors has been fixed at seven (7) directors.  Each director elected at the annual meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.  Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.  The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Donald J. Douglass, age 77, founded the Company in 1969 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company.  Mr. Douglass resigned his position as Chief Executive Officer on July 7, 1999 and retired from his position as an employee of the Company on December 31, 1999 but continues to serve as a director and Chairman of the Board.

Ronald A. Robinson, age 56, has been President, Chief Executive Officer and a director of the Company since 1999.  Mr. Robinson previously was President of Svedala Industries, Inc., the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries.  Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.

Jerry E. Goldress, age 78, has been a director of the Company since 2000 and is Chairman and Chief Executive Officer of Grisanti, Galef & Goldress, Inc. (“GGG”), a turnaround management consulting firm. Mr. Goldress has been with GGG since 1973 and has been its Chairman and Chief Executive Officer since 1981.  In his consulting capacity, he has been President of more than one hundred manufacturing, distribution and retail organizations.

David W. Grzelak, age 59, has been a director of the Company since August 2006 and has been Chairman and Chief Executive Officer of Komatsu America Corporation since April 2002.  He has full profit and loss responsibilities for U.S. Komatsu Operations relating to the construction, utility and mining industries.  Komatsu America Corporation manufactures and markets Komatsu lines of hydraulic excavators, wheel loaders, crawler dozers, off-highway trucks and motor graders.

Gary L. Martin, age 62, has been a director of the Company since May 2007.  In 2008, Mr. Martin was elected Chairman of the Board of Capital Southwest Corporation, a publicly owned venture capital investment company located in Dallas, Texas.  In 2007, he was elected President and CEO of Capital Southwest Corporation, where he served as Vice President since 1992 and as a Director since 1988.  From 1979 through April 2007, Mr. Martin was Chief Executive Officer and President of The Whitmore Manufacturing Company, which is a specialty manufacturer of lubricants and coatings for industrial applications.  Capital Southwest Corporation directly or indirectly owns 100% of Whitmore Manufacturing Company.

David H. Morris, age 67, has been a director of the Company since 1996.  Mr. Morris retired as President and Chief Operating Officer of The Toro Company in November 1995.  He had served in that capacity since December 1988.  Mr. Morris was first employed by The Toro Company in February 1979 and served in various executive positions with The Toro Company and its subsidiaries.

James B. Skaggs, age 71, has been a director of the Company since 1996 and retired as Chairman of the Board, Chief Executive Officer and President of Tracor, Inc. in June 1998.  Tracor provided technology products and services to governmental and commercial customers worldwide in the areas of information systems, aerospace, defense and systems engineering.  Mr. Skaggs was Tracor’s Chief Executive Officer, President and a Director since November 1990 and its Chairman of the Board since December 1993.

The following table shows the current membership of each Committee of the Board and the number of meetings held by each Committee during 2008:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee
Donald J. Douglass
Jerry E. Goldress	X	X	Chair
David W. Grzelak	X	X	X
Gary L. Martin	X		X
David H. Morris		Chair	X
Ronald A. Robinson
James B. Skaggs	Chair	X

Number of Fiscal 2008 Meetings	3	4	3

INFORMATION CONCERNING DIRECTORS

                None of the nominees for director or the executive officers of the Company has a family relationship with any of the other executive officers or other nominees for director.  Except for Messrs. Goldress, Grzelak and Martin, none of the directors or nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or of any company registered under the Investment Company Act of 1940.  Mr. Martin is a director and Chairman of the Board of both Capital Southwest Corporation and Heelys, Inc.  He is also chairman of the Compensation Committee at Heelys.  Mr. Goldress is a director of Rockford Corporation and he serves on its Audit Committee and Compensation Committee.  Mr. Grzelak is a director of Boart Longyear Limited and serves on its Audit, Risk and Compliance Committee and its Environment, Health and Safety Committee.

                Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof.  The Chairman of the Board and the Chair of each Committee preside over their respective executive sessions.

                In determining independence, each year the Board affirmatively determines whether each director has no “material relationship” with the Company other than as a director.  When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

The Board of Directors has determined that all of the current directors except Mr. Robinson, President and CEO, have no material relationship with the Company or its auditors and are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards on director independence and the director independence standards established under the Company’s Corporate Governance Guidelines (which standards are attached as Appendix A hereto), which are available at www.alamo-group.com under the “Our Commitment” tab.  However, the Board of Directors has determined that Mr. Martin, Chairman of the Board, President and CEO of Capital Southwest Corporation, cannot chair or be a voting member of the Audit Committee because, in his capacity at Capital Southwest Corporation, he has the authority to vote more than 20% of the Company’s outstanding shares of Common Stock.  Mr. Douglass, who retired in 1999 as Chief Executive Officer of the Company and receives a supplemental retirement benefit, has been determined by the Board to be independent since 2004.

                If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.  The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable.  The Board’s policy regarding stockholder communication with the Board of Directors is available at www.alamo-group.com under the “Our Commitment” tab.

Stockholders and other interested parties may communicate directly with non-management directors of the Board by sending your correspondence to the Chairman of the Board, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                The Board has delegated some of its authority to three Committees of the Board of Directors.  These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee.  All three Committees have published charters on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

                Vote required.  Each director will be elected by a majority of the votes cast with respect to such director.  All proxies will be voted “FOR” these nominees unless a contrary choice is indicated.  Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.

THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND

RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

MEETINGS AND COMMITTEES OF THE BOARD

                During the fiscal year ended December 31, 2008, the Board held five meetings.  Each director attended at least 75% or more of the total number of meetings of the Board and Committees on which the director served during 2008.  It is a policy of the Board that all directors attend the Annual Stockholders’ Meeting.  All of our directors attended the Annual Stockholders’ Meeting in May 2008 with the exception of Mr. Grzelak due to a death in his family.

THE AUDIT COMMITTEE

                In January 2008, the Audit Committee of the Board of Directors consisted of Messrs. Morris (Chairman), Goldress, Grzelak and Skaggs, and they were reappointed in May 2008.  The Committee met four times during fiscal 2008.  All Committee members were present at the meetings with the exception of Mr. Grzelak who missed one meeting due to a death in his family.  The duties and responsibilities of the Committee include, among other things, to:

–      appoint, approve compensation and oversee the work of the independent auditor;

–      review at least annually a report by the independent auditor describing the firm’s internal control procedures and any material issues raised by the most recent internal control review;

–      preapprove all audit services and associated fees by the independent auditors;

–      preapprove all permissible non-audit services to be provided by the independent auditor;

–      review the independence of the independent auditor;

–      review scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;

–      review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;

–      recommend to the Board whether the financial statements should be included in the Annual Report Form 10-K as reviewed;

–      review adequacy of Company’s internal controls;

–      review adequacy of Company’s disclosure controls;

–      approve scope of internal auditor’s audit plan;

–      review policies and procedures with respect to earnings press releases, financial information and guidance presented to analysts;

–      review financial risk management procedures;

–      oversee the Company’s compliance system with respect to legal and regulatory compliance and Code of Business Conduct and Ethics; and

–      establish and maintain procedures for handling complaints regarding accounting, internal controls and ethics, including a way to report anonymously.

The Audit Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Committee are financially literate, are “audit Committee financial experts,” and are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.  The Committee’s Charter and Corporate Governance Guidelines, which have been approved by the Board, are reviewed annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

REPORT OF THE AUDIT COMMITTEE

                The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

                The Audit Committee is comprised of four independent members of the Company’s Board of Directors.  Each member of the Audit Committee is independent under applicable law and NYSE listing requirements.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 1, 2000, and reviews on an annual basis.

                The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities in fiscal 2008, the Committee reviewed and discussed the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, with management, including quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

                The Committee reviewed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).  In addition, the Committee has discussed with the independent auditors the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with the Audit Committee concerning independence as described in Item 407(d) (3) (i) of Regulation S-K, and considered the compatibility of non-audit services with the auditors’ independence.

                The Committee discussed with the independent auditors the overall scope and plans for their audit.  They also discussed with management the overall scope and plans for the Company’s assessment of internal control.  The Committee meets with the independent auditors and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee met four times during fiscal 2008.  All Committee members were present at the meetings, with the exception of Mr. Grzelak who missed one meeting due to a death in his family.

                In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.  The Audit Committee has also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2009.  Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

David H. Morris, Chairman

Jerry E. Goldress, Member

David W. Grzelak, Member

James B. Skaggs, Member

THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

In January 2008, the Nominating/Corporate Governance Committee consisted of Messrs. Goldress (Chairman), Grzelak, Martin and Morris and they were reappointed in May 2008.  During 2008, the Committee held three meetings.  All Committee members were present at the meetings with the exception of Mr. Grzelak who missed one meeting due to a death in his family.  The Committee has the responsibility, among other things, to:

–      evaluate director candidates and has sole authority to retain a search firm, approve its fees and scope of service;

–      recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;

–      review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;

–      review size of the Board and meeting frequency;

–      recommend to the Board standing Committees;

–      review, at least annually, the Company’s Code of Business Conduct & Ethics; and

–       oversee and establish procedures for the annual evaluation of the Board and management.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee’s Policy Regarding Director Candidates Recommended by stockholders, the Company’s Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company’s Code of Conduct and Ethics are on our website www.alamo-group.com under the “Our Commitment” tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2009 annual meeting of stockholders, a stockholder must have submitted the recommendation, in writing, by December 1, 2008. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate’s consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company.

                Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chairman, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

THE COMPENSATION COMMITTEE

In January 2008, the Compensation Committee of the Board of Directors consisted of Messrs. Skaggs (Chairman), Goldress, Grzelak and Martin and they were reappointed in May 2008.  The Committee met three times during fiscal 2008.  All Committee members were present at the meetings, with the exception of Mr. Grzelak who missed one meeting due to a death in his family.  The duties and responsibilities of the Committee include, among other things, to:

–

review and approve, at least annually, the goals and objectives and the structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation, and employee benefit plans, and make recommendations to the Board;

–	evaluate annual performance of the CEO in light of the goals of the Company’s executive compensation plans, and recommend his or her compensation based on this evaluation;
–	in consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
–	evaluate and recommend to the Board compensation of directors for Board and Committee service;
–	review and recommend to the Board any severance agreement made with any executive officer;
–	review and recommend to the Board the amount and terms of all individual stock options;
–	review and recommend to the Board all equity-based compensation plans that are subject to stockholder approval; and
–	approve and issue the Compensation Discussion and Analysis required by the SEC for inclusion in the Company’s proxy statement.

The Compensation Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.  The role of our executive officers in determining compensation is discussed below under “Compensation Discussion and Analysis.”  The Compensation Committee has authority under its charter to retain, at the Company’s expense, such consultants and other advisors as it deems necessary to assist it in the fulfillment of its duties.  The Committee did not retain a compensation consultant in 2008.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Company’s principal executive officer, principal financial officer and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“Named Executive Officers” or “NEOs”) for 2008.  All NEOs are listed in the Summary Compensation Table.  This section also includes information regarding, among other things, the overall objectives of the Company’s compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs.  The Committee recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and incentive stock options for the NEOs to the Board of Directors for approval.  The Committee acts pursuant to a charter that has been approved by the Board.

The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for its stockholders.  The program is intended to provide competitive base salaries as well as short-term and long-term incentives which align management and stockholder objectives and provide the opportunity for NEOs to participate in the success of the Company and its individual business units.  The program’s annual cash incentive and its longer term stock-based incentive compensation provide potential upside for exceeding financial targets with significant downside risk for missing performance targets.  This balances retention with reward for delivering increased stockholder value and provides closely aligned objectives for Company management and stockholders.

Role of the CEO and the Compensation Committee in Compensation Decisions

                The Compensation Committee reviews and recommends all compensation for the CEO to the Board of Directors for its approval.  The Compensation Committee reviews recommendations by the CEO for the compensation of other NEOs as well as other executive officers and designated key employees.  The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee).  The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and stock options, are presented to the Compensation Committee.  The Compensation Committee reviews these recommendations and can exercise its discretion in modifying and recommending adjustments or awards to executives.  The final decisions are then recommended for approval by the Compensation Committee to the Board.  Decisions regarding compensation for key managers are made by the CEO and other NEOs of the Company.

Components of Executive Compensation

                For the fiscal year ended December 31, 2008, the principal components of compensation for NEOs were:

–         base salary;

–         incentive compensation plan;

–         stock option program;

–         perquisites; and

–         other employee benefits.

Base Salary

The Company provides NEOs and other key managers with competitive base salaries to compensate them appropriately for services rendered during the fiscal year.  The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:

–         the Company’s performance and individual contributions to that performance;

–         experience in the position;

–         periodic review of survey data on similar positions with comparable companies ; and

–         in selected cases, other relevant factors.

                Base salary levels were determined by the Committee in February 2008, most of which were effective May 1, 2008, and again in March 2009, generally to be effective May 1, 2009.  Any review of promotions or other changes in job responsibilities is also typically conducted during this timeframe.

The base salary level for Ronald A. Robinson, President and Chief Executive Officer, is normally recommended by the Committee and approved by the Board of Directors in March of each year, with an effective date of May 1.  The base salary levels for all of our NEOs, other executive officers and designated key employees are also determined by the Committee based on those factors described in the preceding paragraphs and are approved and reset on the same dates as the CEO.  For 2009, senior management recommended, and the Committee approved, to hold base salaries at 2008 levels for the CEO, our NEOs, other executive officers and certain key employees, but to review these quarterly based upon Company performance in 2009 and general economic conditions to determine if any increases are merited.  Based on the above recommendations, Mr. Robinson’s salary will remain at $425,000.

Incentive Compensation Plan

                In 1999, the Compensation Committee adopted a revised version of the Alamo Group Incentive Compensation Plan (“ICP”).  The ICP is a cash incentive plan which allows the Compensation Committee to reward the Company’s NEOs and key managers based upon three factors:

–      the overall performance of the Company;

–      the performance of the segment of the Company or division and/or business unit in which the employee is expected to contribute; and

–      the individual performance of the employee.

In March of each year, the Compensation Committee reviews with the Company proposed changes, if any, to the ICP and then adopts the plan for the current year.  The Compensation Committee, in its sole discretion, is entitled to interpret the ICP.  Bonuses under the ICP are not deemed fully earned until paid.

Our ICP incentives for our NEOs include a 75% objective component and 25% subjective component.  All incentives under the ICP are accrued and expensed monthly during each fiscal year and paid within 75 days after the end of the fiscal year.

                For 2008, the objective component of the ICP was based on the relationship between Actual Earnings and Target Earnings, each as described below, for the Company or each relevant division, subsidiary or unit.  Target Earnings for the Company and its divisions, subsidiaries and units are approved at the beginning of each Plan Year by the Board of Directors based on management’s proposed financial plan for the year considering anticipated market conditions and appropriate goals for earnings growth.

Generally, Target Earnings are the Company’s or divisions’, subsidiaries’ or units’ projected earnings before interest and taxes (EBIT) which include an appropriate accrual for the estimated payments under the ICP.  Actual Earnings are the actual earnings before interest and taxes (EBIT) calculated in a manner consistent with the Target Earnings and include adequate accruals to cover all estimated payments under the ICP.  Actual Earnings and/or Target Earnings for any given year are subject to revision by the Committee if the Committee deems it appropriate to adjust for the effect of items such as extraordinary additions to or reversals of reserves, acquisitions and divestitures, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.  The specific quantitative targets are not disclosed because we believe disclosure of this information would cause the Company competitive harm. These targets are based on our business plan for the fiscal year, and are intended to be challenging but achievable.

In 2008, all NEOs received a percentage of compensation for their objective component.  In 2007 and 2006, under the ICP, the NEOs, with the exception of Mr. Davies, received no compensation for their objective component of the plan, since other than Mr. Davies the NEOs’ respective objective components were based upon Company-wide targets, which were not met.

Actual payments under the objective components of the 2008 ICP could range from 0% to 150% of established target payments on the basis of performance from 75% (threshold) to 125% (maximum) of the Target Earnings established by the Committee as follows:

Performance Level % of Target Earnings	ICP Payment Level % of Target Payment	Incremental ICP Change in Payment for each % of Actual Earnings to Target Earnings
75% - 100%	0 to 100%	4%
100% - 125%	100 to 150%	2%

In each of the above brackets of Actual Earnings to Target Earnings, the ICP incentive earned as a percentage of the Target Incentive is graduated by the incremental ICP change in payment to determine the ICP incentive earned (rounded to the nearest dollar).

For 2008 and 2009 the Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan.  For Corporate Participants (“CEO, NEOs and other key managers with the exception of Mr. Davies”) the criteria are a follows:

Objective Component	Criteria
75%

Zero payment if diluted earnings per share are less than 90% of the prior year; 0% of target payment if 75% or less of identified target diluted earnings per share are met;  100% of target payment if identified target diluted earnings per share are met; and

150% of target payment if identified maximum target diluted earnings per share are met or exceeded, in each case with incremental increases as described in the table above

Subjective Component
25%	Based on subjective criteria

In the case of Mr. Davies and other key managers, the criteria and weighting for the objective and subjective components of the plan are as follows:

Objective Component	Criteria
50%	Actual EBIT vs. Target EBIT
25%	Actual inventory turns improvement vs. Plan

Subjective Component
25%	Based on subjective criteria

Some of the participants that are subject to these general criteria, as well as their direct reports, may have exceptions to the criteria based upon their job classifications and areas they can influence or specifically target for improvement.

The chart below reflects each NEO's target incentive as a percentage of base salary incentive at 100% targeted performance.

NEO	% of Base Salary Incentive at Target Performance
Ronald A. Robinson	75%
Dan E. Malone	35%
Geoff Davies	40%
Robert H. George	30%
Richard J. Wehrle	30%
Donald C. Duncan	30%

In March 2009, pursuant to the ICP, the Committee approved total incentive payments applicable to 2008 of $1,134,492 to participating employees.  These payments were expensed in 2008 and paid in March 2009.  Incentive payments expensed in 2007 and paid in March 2008 totaled $1,083,426.  Included in these totals were ICP payments to Ronald A. Robinson, President and Chief Executive Officer, of $218,925 and $93,750, applicable to 2008 and 2007 respectively.  The primary factors affecting Mr. Robinson’s compensation include, among other things, his overall leadership of the Company, the growth of the Company, the management of the Company during difficult economic conditions, successful acquisition of Rivard, and continued building of long-term success for the Company.

Awards made to the NEOs under the ICP for performance in 2008 are reflected in the “Bonus” column of the Summary Compensation Table on page 17.

Stock Option Programs

The Company’s stock option program relates stockholder value and our executive long-term compensation.  The program provides an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation.

From time to time the Committee has recommended, and the Board of Directors has granted, qualified and non-qualified stock options to the NEOs, key employees and directors.  Stock option award levels vary among participants based on their performance and positions within the Company.

Options are granted at the NYSE’s closing price of the Company’s Common Stock on the effective date of grant and thus will have no ultimate value unless the value of the Company’s Common Stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the effective date of the grant. We do not grant options during blackout periods when insider transactions are prohibited; options are generally granted at the Company’s closing price on the date of grant, which generally is the third business day after the Company’s press release announcement of earnings or disclosure of other material non-public information.  Newly-hired executive officers who are eligible to receive options are awarded such options at the next regularly scheduled Committee meeting following their hire date.  The Committee believes these options provide a significant incentive for the option holders to enhance the value of the Company’s Common Stock by continually improving the Company’s performance.

                All options granted by the Committee become vested and exercisable for 20% of the total optioned shares after one year following the grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  The options have a term of 10 years.  For options granted prior to February 2006, upon termination or retirement of the employee or Director option holder, the option holder had 30 days to exercise vested shares except in the case of death (which is subject to a one-year limitation).   For options granted after February 2006, if the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause) or retirement.

                Based on the performance of the Company’s European division, Mr. Davies received option grants in 2008.

Perquisites

The Company’s NEOs and key managers receive various perquisites provided by or paid for by the Company.  These perquisites can include memberships in social and professional clubs, car allowances, a 401(k) restoration plan, and gross-up payments equal to the taxes payable on certain perquisites:

–      Club memberships – reimbursement for dues and business expenses, usually negotiated at start of employment.

–      Car allowances/company vehicles – an allowance paid monthly for usage of personal vehicle or a company vehicle is provided where required, also usually negotiated at start of employment.

–      401(k) restoration plan – provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company.

–      Gross-up payments – provided in certain limited situations, such as commuting and relocation expenses, that are taxable events.

–      Reimbursement of certain commercial airfare, hotel and vehicle expenses in connection with Mr. Robinson’s commuting that was approved by the Committee.

We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their NEOs and are therefore necessary to enable the Company to retain and recruit capable managers.  With respect to the last item listed above, the Board agreed to reimburse certain expenses in connection with Mr. Robinson’s commuting from his home in Colorado Springs, Colorado, to the Company’s corporate office in Seguin, Texas, including commercial airfare, hotel and car rental.

The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs.

Other Employee Benefits

NEOs participate in all other benefits generally offered to employees.

Tax Implications

                As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.  For fiscal 2008, there were no salaries in excess of $1,000,000 for any named executive officer of the Company and the Company did not provide to the NEOs any other compensation components, such as long-term grant programs or deferred compensation.

Accounting for Stock-Based Compensation

                Beginning on January 1, 2006, the Company began accounting for stock-based payments relating to its Stock Option Program in accordance with the requirements of Financial Accounting Standards Board Statement 123(R).

COMPENSATION COMMITTEE REPORT

                The Compensation Committee of the Board of Directors oversees the Company’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

                In reliance on the review and discussions referred above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Company’s 2009 Annual Meeting of Stockholders, which will be filed with the SEC.

COMPENSATION COMMITTEE

James B. Skaggs, Chairman

Jerry E. Goldress, Member

David W. Grzelak, Member

Gary L. Martin, Member

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                The following table describes the annual compensation for our NEOs for the Fiscal years 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus Payments ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation Plan ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Ronald A. Robinson President & CEO	2008 2007 2006	412,824 390,891 356,746	— — —	114,294 169,301 140,350	218,925 93,750 105,469	93,031 116,270 76,778	839,074 770,212 679,343
Dan E. Malone Executive VP & CFO, Principal Financial Officer	2008 2007 2006	216,334 193,998 —	— 25,000 —	43,498 34,739 —	47,740 19,688 —	9,550 4,410 —	317,122 277,835 —
Richard J. Wehrle VP & Controller, Principal Accounting Officer	2008 2007 2006	150,653 145,550 130,541	— — —	25,751 30,262 25,714	30,150 11,094 12,563	5,652 5,179 4,289	212,206 192,085 173,107
Robert H. George VP, Secretary & Treasurer	2008 2007 2006	152,569 150,939 134,884	— — —	25,746 30,262 25,714	30,351 11,250 12,938	6,848 6,602 6,725	215,514 199,053 180,261
Donald C. Duncan VP & General Counsel	2008 2007 2006	155,824 149,200 141,888	— — —	29,639 28,768 32,184	29,981 9,438 7,250	6,919 6,522 6,797	223,363 193,928 188,119
Geoff Davies VP & Managing Director, Alamo Group Europe Ltd.	2008 2007 2006	205,116 196,850 187,550	30,000 — —	42,928 57,750 57,676	106,881 81,468 61,375	27,587 18,564 16,215	412,512 354,632 322,816

(1)	In 2007, Mr. Malone received a starting bonus of $25,000. Mr. Davies received a bonus of $30,000 relating to the Rivard acquisition.
(2)

The amount shown in this column constitutes options granted under the Company’s stock option program.  The amounts are valued based on the aggregate grant-date fair value of the award determined pursuant to Financial Accounting “Standards Board Statement for Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS123R).  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS123R.

(3)	ICP incentives approved and paid in 2007, 2008 and 2009.
(4)

With the exception of Mr. Davies and Mr. Robinson, amounts represent the employer’s contribution under the Alamo Group (USA) Inc. tax-qualified 401k plan (the “401(k) Plan”).  In the case of Mr. Robinson, each year the amounts include perquisites in excess of $10,000 which includes reimbursement of commuting expenses ($58,218 in 2008, $69,011 in 2007, $54,573 in 2006), a car allowance, club dues and restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan.  Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company’s 401(k) plan but were foregone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986.

(5)	The amount reflects Alamo Group Europe Ltd.’s contribution to Mr. Davies’ retirement plan in the United Kingdom.

Employment Agreements

                All NEOs of the Company serve at the discretion of the Board of Directors.  The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed.  There are currently no employment agreements with any NEOs of the Company.

2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Robinson		0	315,000	472,500	—	—	—	—	—	—	—
Dan E. Malone		0	77,000	115,500	—	—	—	—	—	—	—
Richard J. Wehrle		0	45,000	67,500	—	—	—	—	—	—	—
Robert H. George		0	45,300	67,950	—	—	—	—	—	—	—
Donald C. Duncan		0	47,400	71,100	—	—	—	—	—	—	—
Geoff Davies	05/09/2008	0	83,700	125,550	—	—	—	—	— 10,000	— 22.55	— 67,720

(1)

Amounts shown are estimated possible payouts for fiscal 2008 under the Company’s Incentive Compensation Plan.  These amounts are based on the individual’s fiscal 2008 base salary and position.  The maximum amount shown is 150% of the target amount.  Actual incentives received by the NEOs for fiscal 2008 are reported in the summary compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The amount in this column reflects the number of options to purchase shares of the Company’s Common Stock granted to named officer under the 2005 Incentive Stock Option Plan.
(3)

The amount shown in this column constitutes options granted under the Company’s stock option program.  The amounts represent the value of the options based on the aggregate grant-date fair value of the award determined pursuant to Financial Accounting “Standards Board Statement for Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS123R).  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS123R.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2008:

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable ([1])	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Ronald A. Robinson President & CEO	07/07/1999 05/12/2003 05/04/2005 05/07/2007	125,000	—	8.9375	07/07/2009
		50,000	—	12.10	05/12/2013
		15,000	10,000	19.79	05/04/2015
		5,000	20,000	25.18	05/07/2017
Dan E. Malone Executive VP & CFO, Principal Financial Officer	03/08/2007	5,000	20,000	24.13	03/08/2017
Richard J. Wehrle VP & Controller, Principal Accounting Officer	05/13/2003 02/20/2004 05/04/2005 05/07/2007	5,000	—	12.10	05/13/2013
		3,000	—	17.85	02/20/2014
		1,800	1,200	19.79	05/04/2015
		1,000	4,000	25.18	05/07/2017
Robert H. George VP, Secretary & Treasurer	05/13/2003 02/20/2004 05/04/2005 05/07/2007	5,000	—	12.10	05/13/2013
		3,000	—	17.85	02/20/2014
		1,800	1,200	19.79	05/04/2015
		1,000	4,000	25.18	05/07/2017
Donald C. Duncan VP & General Counsel	02/20/2004 05/04/2005 05/07/2007	2,400	600	17.85	02/20/2014
		1,800	1,200	19.79	05/04/2015
		600	2,400	25.18	05/07/2017
Geoff Davies VP & Managing Director Alamo Group Europe Ltd	02/13/2002 05/13/2003 05/04/2005 03/03/2006	1,150	—	14.38	02/13/2012
		11,900	—	12.10	05/13/2013
		3,000	2,000	19.79	05/04/2015
		3,000	2,000	22.39	03/03/2016
	05/09/2008	—	10,000	22.55	05/09/2018

([1]) Options indicated in this table have a term of 10 years from the initial date of grant and vest over a period of five years, 20% per year for each year following the grant date of such option. For options granted prior to February 2006, upon termination or retirement of the option holder, the option holder had 30 days to exercise vested shares except in the case of death (which is subject to a one-year limitation).  For options granted after February 2006, if the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause) or retirement.

OPTION EXERCISES IN 2008

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)
Ronald A. Robinson President & CEO	100,000	1,238,250
Dan E. Malone Executive VP & CFO Principal Financial Officer	—	—
Richard J. Wehrle VP & Controller Principal Accounting Officer	3,750	31,163
Robert H. George VP, Secretary & Treasurer	3,750	31,163
Donald C. Duncan VP & General Counsel	4,200	26,670
Geoff Davies VP & Managing Director Alamo Group Europe Ltd.	7,300	16,425

Potential Payments Upon Termination or Change-in-Control

This section describes the benefits and payments to which each NEO would have been entitled under the Company’s existing plans and arrangements if his employment had terminated or if the Company had undergone a change in control, in each case, on December 31, 2008.  For purposes of valuing any outstanding equity awards, we have assumed a per share value of $14.95, the closing market price of the Company’s common stock on December 31, 2008.

General Policies.

The NEOs are not entitled to cash severance payments upon any termination of employment or upon a change in control of the Company.  Upon termination, the NEOs receive health and welfare benefits under Cobra that are generally available to all salaried employees and accrued vacation pay.  There are no special or enhanced termination benefits under the Company’s stock option plans for the NEOs as compared to non-named executive officer participants.

Termination of Employment - Equity.

A detailed list of the equity awards held by each NEO as of December 31, 2008 is set forth in the “Outstanding Equity Awards at Fiscal Year-End Table” above. The NEOs do not hold any equity awards other than the stock options listed in that table. With respect to options granted since February 2006, if the NEO is at least 62 years of age and has at least 5 years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO's employment (not for cause), retirement or death. With respect to options granted prior to February 2006, NEOs may exercise only vested options within 30 days of termination of their employment (not for cause), 30 days of their retirement, or 1 year of their death.

Some of the stock options held by the NEOs that would become exercisable upon a termination of employment (not for cause), retirement or death had intrinsic value as of December 31, 2008, but in most cases the exercise price of the stock options was greater than the closing market price of the Company’s common stock on December 31, 2008.

Change in Control or Change in Ownership (All NEOs).

Stock options granted by the Company have included provisions applicable upon a “change in control,” as defined in the applicable award certificates. These options will become exercisable upon the occurrence of a change in control, but transfer restrictions on shares acquired upon exercise of stock options and cancellation provisions will remain in effect until the applicable transfer restriction date.

Some of the stock options held by the NEOs that would become exercisable upon a change of control had intrinsic value as of December 31, 2008, but in most cases the exercise price of the stock options was greater than the closing market price of the Company’s common stock on December 31, 2008.

DIRECTOR COMPENSATION DURING 2008

                The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Donald J. Douglass	35,000	8,904	81,763(2)	125,667
Jerry E. Goldress	45,000	19,226	—	64,226
David W. Grzelak	37,000	12,680	—	49,680
Gary L. Martin	38,400	8,904	—	47,304
David H. Morris	42,600	19,226	—	61,826
James B. Skaggs	40,000	19,226	—	59,226

(1)

The amount shown in this column constitutes options granted under the Company’s stock option program.  The amounts are valued based on the aggregate grant-date fair value of the award determined pursuant to Financial Accounting “Standards Board Statement for Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS123R).  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating grant-date fair value pursuant to FAS123R.  At December 31, 2008, options to purchase the following numbers of shares of Common Stock of the Company were outstanding and held by our NEOs: 5,000 shares for Mr. Douglass, 8,000 shares for Mr. Goldress, 7,500 shares for Mr. Grzelak, 5,000 shares for Mr. Martin, 16,500 shares for Mr. Morris and 9,000 shares for Mr. Skaggs.

(2)	Amount reflected is payment of principal and interest relating to a supplemental retirement benefit.

                Effective May 2008, non-employee directors receive $2,400 for each meeting of the Board of Directors attended in person, and $1,200 for each meeting of any Committee attended in person, or $600 for each meeting of the Board of Directors or any meeting of any Committee thereof attended by telephone.  The Company pays directors who are not employees of the Company a $20,000 retainer per year.  The chairman of the Audit Committee receives an additional $3,000 annual retainer and other Committee chairs receive an additional $1,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees.

On May 3, 2001, the Stockholders of the Company approved the First Amended and Restated 1999 Non-Qualified Stock Option Plan (“FAR 1999 NQSO Plan”) to add non-employee directors as eligible persons to receive grants of stock options.  The Company then granted options to purchase 5,000 shares of Common Stock to the following non-employee directors: Messrs. Goldress, Morris, Skaggs and Thomas, respectively, at an exercise price of $13.96 per share.  On May 12, 2003, the Company granted additional options from the FAR 1999 NQSO Plan to purchase a total of 70,000 shares of Common Stock consisting of options on 50,000 shares to Mr. Robinson and 5,000 shares of Common Stock each to the following non-employee directors: Messrs. Goldress, Morris, Skaggs and Thomas, at an exercise price of $12.10 per share.  There were no options granted under the FAR 1999 NQSO Plan during 2004.  On May 4, 2005, the Company granted additional options from the FAR 1999 NQSO Plan to purchase a total of 20,000 shares of Common Stock consisting of options on 5,000 shares each to the following non-employee directors: Messrs. Goldress, Morris, Skaggs and Thomas, at an exercise price of $19.79 per share.  On August 2, 2006, the Company granted options to Mr. Grzelak from the FAR 1999 NQSO Plan to purchase a total of  2,500 shares of Common Stock at an exercise price of $25.02 per share.  On May 7, 2007, the Company granted additional options from the FAR 1999 NQSO Plan to purchase a total of 30,000 shares of Common Stock consisting of options on 5,000 shares each to the following non-employee directors: Messrs. Douglass, Grzelak, Goldress, Martin, Morris and Skaggs, at an exercise price of $25.18 per share.  There were no options granted under the FAR 1999 NQSO Plan during 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one of our subsidiaries may occasionally enter into transactions with certain “related persons.”  Our Board has adopted a written Related Person Transactions Policy (the “Policy”) governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $100,000 cumulative within a twelve-month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest.  A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, Executive Officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chairman of the Audit Committee of any Related Person Transaction of which he becomes aware.

Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

–     the size of the transaction and the amount payable to a Related Person;

–     the nature of the interest of the Related Person in the transaction;

–     whether the transaction may involve a conflict of interest; and

–     whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

There were no relationships or Related Party Transactions that occurred in the fiscal year ending December 31, 2008.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2009.  KPMG LLP replaces our former auditors, Ernst & Young LLP.  Accordingly, the Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2009 and report on those financial statements.  Stockholders are being asked to vote FOR the ratification of the appointment.  If Stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Fees Incurred by the Company for Ernst & Young LLP

                The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2008 and 2007.

	2008	2007
Audit Fees(1)	$1,255,721	$1,162,200
Audit-Related Fees(2)	98,900	51,000
Tax Fees(3)	143,426	205,966
All Other Fees(4)	—	—
Total	$1,498,047	$1,419,166

(1)

Both 2008 and 2007 Audit Fees include: (i) the audit of our consolidated financial statements included in our Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; and (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management’s reports on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404).

(2)	Audit-Related Fees in 2008 and 2007 include employee benefits plans.
(3)

Tax Fees in 2008 and 2007 include tax compliance, tax planning and tax advice.  Tax compliance services include U.S. federal, state and local income.  Tax planning and tax advice service include U.S. federal, state and local income.

(4)	There were no other professional services rendered in 2008 or 2007.

Audit Committee’s Pre-Approval Policy And Procedures

During fiscal year 2004, the Audit Committee of our Board of Directors adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  These policies and procedures have been reviewed annually since 2004.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditors during the following twelve months.

The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

                Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ending December 31, 2008 and make a statement should they so desire.

Vote required.  This recommendation must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.   All proxies will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent auditor unless a contrary choice is indicated.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2009, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3 – ADOPTION OF 2009 EQUITY INCENTIVE PLAN

Background

The Board of Directors believes that the future success of the Company will depend, in large measure, on its ability to attract, retain and motivate executives with outstanding training, experience and ability.  The Company must compete with other businesses recruiting and retaining superior management and executive talent.

The Board of Directors and its Compensation Committee have determined that the adoption of a new incentive plan is necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to today’s changing marketplace and to replace the First Amended and Restated 1999 Non Qualified Stock Option Plan which expires July 7, 2009.

Based upon the recommendation of the Compensation Committee, the Board of Directors has unanimously approved the Alamo Group Inc. 2009 Equity Incentive Plan (the “2009 Plan” or the “Plan”), subject to Stockholder approval at the Annual Meeting.  The 2009 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy.  The Board believes that by allowing the Company to continue to offer its employees and directors long-term compensation through the 2009 Plan, the Company will promote the following key objectives:

–      aligning the interest of employees with those of the stockholders through increased employee ownership of the Company; and

–      attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company’s financial success.

Directors and employees of the Company and its affiliates are eligible to receive awards under the 2009 Plan, but awards are generally limited to executive-level, key management employees and directors.

Accordingly, the Board has approved the 2009 Plan and recommends its adoption by stockholders.  The 2009 Plan would govern grants of nonqualified stock options, restricted stock awards or restricted stock units to employees and directors.  Upon adoption of the 2009 Plan by stockholders, the Plan will become effective on May 7, 2009.

The following summary of the 2009 Plan is qualified in its entirety by reference to the text of the 2009 Plan which is set forth in Appendix B to this Proxy Statement.

The purpose of the 2009 Plan is to provide additional incentive to those officers, employees, and directors of the Company and its direct and indirect subsidiaries whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the long-term commitment of such persons to the Company and its direct and indirect subsidiaries, and to help the Company and its direct and indirect subsidiaries secure and retain the services of such key persons.

The 2009 Plan will be administered by the Compensation Committee. The Compensation Committee shall have the power to select the individuals to whom nonqualified stock options, restricted stock, and restricted stock units will be granted, determine the terms and conditions of awards to be made under the 2009 Plan, and interpret the provisions of the 2009 Plan.  Presently all members of the Compensation Committee are “non-employee directors” as defined in Rule 16b-3(b)(i) of the Securities Exchange Act of 1934.

The number of shares of Common Stock authorized for issuance under 2009 Plan is 400,000, subject to adjustment in the event of stock splits, recapitalization, or other similar events affecting the Common Stock. Shares of Common Stock to be issued under the 2009 Plan may be unissued Common Shares, issued Common Shares held in the Company’s treasury, or any combination thereof.  To the extent that (i) an option expires or is otherwise cancelled or terminated, (ii) Common Stock subject to an award of restricted stock or restricted stock units is forfeited, or (iii) Common Stock is withheld from payment to satisfy tax withholding requirements, such Common Stock will again be available for issuance under the 2009 Plan.

The 2009 Plan will remain in effect for ten years unless terminated earlier, but awards granted prior to end of the 2009 Plan term may extend beyond the term.

The types of awards that may be granted under the plan include nonqualified stock options, restricted stock, and restricted stock units.

The option price of each share purchasable under any option granted under the 2009 Plan shall not be less than 100% of the fair market value thereof at the date of grant.  Options will be exercisable for a term of not more than ten (10) years.  Unless otherwise determined by the Compensation Committee, and subject to certain change in control events which could accelerate vesting, options will vest over a period of five (5) years – twenty percent (20%) per year.

Restricted stock issued under the 2009 Plan will be held in escrow by the Company after the date of grant, unless the Compensation Committee determines otherwise, until the restricted period for the restricted stock has ended and all other restrictions have lapsed.  Unless otherwise determined by the Compensation Committee, the restricted period for restricted stock shall end as to twenty-five percent (25%) of the total shares of restricted stock per year – meaning restricted stock will vest over a period of four (4) years.  During the restricted period, grantees will be treated as stockholders, including with respect to the right to receive dividends and distributions and to vote.

Restricted stock units issued under the 2009 Plan will not be issued or paid by the Company until a later date specified in the applicable award agreement granting the restricted stock units.  Each restricted stock unit will have a value equal to the fair market value of a share of Common Stock.  Once vested, the grantee will be entitled to receive an amount in cash, shares of Common Stock, or a combination thereof equal, per unit, to the fair market value of a share of Common Stock on the date on which the restricted stock unit vests.  Grantees of restricted stock units will not be treated as stockholders unless and until shares of Common Stock are issued to the grantee with respect to vested restricted stock units.  While the vesting period described above is standard, the Committee, as with the expiring First Amended and Restated 1999 Non-Qualified Stock Option Plan, approved full vesting for employees or directors who have attained age 62 with five or more years of service in the event of termination (not for cause) or retirement.

Federal Income Tax Consequences of the 2009 Equity Incentive Plan

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change.  This summary does not discuss all aspects of Federal income taxation which may be important to individual participants.  Moreover, this summary does not address specific state, local or foreign tax consequences of the 2009 Equity Incentive Plan.  This summary assumes that the Common Stock acquired under the 2009 Equity Incentive Plan will be held as a “capital asset” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended.

Nonqualified Stock Options

A participant will generally not be subject to Federal income taxation upon the grant of a nonqualified stock option (“NSO”).  Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares on the date the NSO is exercised over the amount paid by the participant to purchase the shares.  The Company will generally be entitled to a corresponding tax deduction at such time and in the same amount that the participant recognizes ordinary income.

If shares of Common Stock acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of the Common Stock at the time of exercise will generally be taxable as capital gain or loss.

Restricted Stock and Restricted Stock Units

A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting.  The Company will generally be entitled to a corresponding tax deduction at such time and in the same amount that the participant recognizes ordinary income.

A participant holding restricted stock units will not be taxed until those units are actually paid out (whether in the form of shares or cash), at which time the participant will realize ordinary income in an amount equal to the fair market value of the units and any cash received at the time of payout.  The Company will generally be entitled to a corresponding tax deduction at such time and in the same amount that the participant recognizes ordinary income.

Capital Gain or Loss on Stock

Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of Common Stock held for more than twelve months will generally be subject to tax at a rate not to exceed 15%.  Net capital gain recognized from the sale of shares of Common Stock held for twelve months or less will be subject to tax at ordinary income rates.

New Plan Benefits

                The granting of awards under the 2009 Plan is discretionary and, as of the date of this Proxy Statement, the Company has made no awards pursuant to the 2009 Plan.

To be adopted, the proposed plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.  All proxies will be voted “FOR” this plan unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE PROPOSED ALAMO GROUP INC. 2009 EQUITY INCENTIVE PLAN WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

Information on Alamo Group Inc.’s Equity Compensation Plans

        The following table provides information on the shares that are available under the Company’s stock compensation plans and, in the case of plans where stock options may be granted, the number of shares of common stock issuable upon exercise of those stock options.

The numbers in the table are as of December 31, 2008, the last day of Alamo Group Inc.’s 2008 fiscal year.

	A	B	C
Equity Compensation Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities that remain available for future issuance under equity compensation plans (excluding securities reflected in column A)

Plans approved by Stockholders

First Amended and Restated 1994 Incentive Stock Option Plan	60,980	$13.65	—

First Amended and Restated 1999 Non-Qualified Stock Option Plan	226,000	$12.62	63,500

2005 Incentive Stock Option Plan	193,000	$22.58	307,000
Total	479,980		370,500

2009 Equity Compensation Plans	N/A	N/A	N/A

SECTION 16(a) BENEFICIAL OWNERS REPORTING COMPLIANCE

                Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.   The Company believes that, through March 19, 2009, its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 and amendments thereto, provided to Alamo Group Inc. and the written representations of its directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

                Proposals from stockholders intended to be presented at the 2010 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than December 1, 2009.  The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155.  Please direct all such proposals to the attention of the Company’s Secretary.

                If a stockholder intends to present business at the 2010 Annual Meeting other than pursuant to Rule 14a-8, to be considered timely pursuant to Rule 14a-4(c), such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no later than February 12, 2010, and such proposal, under law, must be an appropriate subject for stockholder action.

PROXY SOLICITATION

                The cost of soliciting proxies by the Board of Directors will be borne by the Company.  Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.

                The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

                No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company.  If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.

The Company is enclosing with this proxy a copy of the Company’s Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC Commission for the year ended December 31, 2008. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

By Order of the Board of Directors

Robert H. George

Secretary

March 19, 2009

APPENDIX A

Corporate Governance Standards Regarding

Corporate Director Independence

Corporate Governance Guidelines

            The following Corporate Governance Guidelines have been adopted by the Board of Directors (the “Board”) of Alamo Group Inc. (the “Company”) to assist the Board in the exercise of its responsibilities to the Company and its shareholders.  These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, Bylaws and other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations.  These Guidelines are subject to modification and the Board shall be able, in the exercise of its discretion, to deviate from these Guidelines from time to time, as the Board may deem appropriate or as required by applicable laws and regulations.

Director Qualifications

                The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange.  In determining independence, each year the Board shall affirmatively determine whether each director has no “material relationship” with the Company other than as a director.  When assessing the “materiality” of a director’s relationship with the Company, the Board shall consider all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.  Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familiar relationships.  In no event will a director be considered “independent” if: (i) the director was employed by the Company within the preceding three years; (ii) an immediate family member of the director was employed by the Company as an executive officer within the preceding three years; (iii) within the preceding three years, the director, or an immediate family member of the director, received more than $100,000 during any twelve-month period in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service with the Company; provided such compensation is not contingent in any way on continued service); (iv) the director is a current partner or employee of the Company’s internal or external auditor; (v) an immediate family member of the director is a current partner of the Company’s internal or external auditor or a current employee of such a firm who is participating in the firm’s audit, assurance of tax compliance (but not tax planning) practice; (vi) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s current executive officers at the same time serves or served on that company’s compensation committee as an executive officer; or (viii) the director is a current executive officer or employee of, or an immediate family member of the director is a current executive officer of, a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues.  To help maintain the independence of the Board, all directors shall deal at arm’s length with the Company and its subsidiaries and disclose all circumstances material to the director that might be perceived as a conflict of interest.

The Nominating/Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole, including an annual evaluation of whether members qualify as independent under applicable standards.  During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

Nominees for director will be selected on the basis of outstanding achievement in their professional careers; broad experience; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties.  The Board will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees.

Directors will be shareholders and/or become shareholders either directly or beneficially of the Company within six months of their appointment.  Nominees for directorship will be recommended by the Nominating/Corporate Governance Committee to the full Board in accordance with the policies and principles in its charter.  The invitation to join the Board should be extended by the Board itself, by the Chairman or his designee.

It is the sense of the Board that individual directors who significantly change responsibilities or job positions should volunteer to resign from the Board.  It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board.  There should, however, be an opportunity for the Board, through the Nominating Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

Directors should advise the Chairperson of the Board and the Chairperson of the Nominating/Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.  No member of the Audit Committee may serve on more than two other public company audit committees without first obtaining the prior approval of the Board.

Director Responsibilities

                The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its shareholders.  In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law.  At the Board’s discretion the Company may purchase reasonable directors’ and officers’ liability insurance on their behalf, and indemnify the directors to the fullest extent permitted by law and the Company’s articles of incorporation, bylaws and any indemnification agreements.

                The specific duties and responsibilities of the Board will include, among other things, overseeing the management of the business and affairs of the Company; selecting and recommending to shareholders appropriate candidates for election to the Board; reviewing and, where appropriate, approving the business plans, major strategies and financial objectives of the Company; evaluating Board processes and performances and the overall effectiveness of the Board; evaluating the performance of the Company and of senior management; requiring, approving and overseeing the implementation of the Company’s succession plans; reviewing compliance with applicable laws and regulations and adopting policies of corporate conduct to assure compliance with applicable laws and regulations and to assure maintenance of necessary accounting, financial, and other controls; and showing, through its actions, its awareness that the Company’s long-term success depends upon its strong relationship with its customers, associates, suppliers and the communities, including the global community, in which it operates.

                Directors are expected to serve on Board committees.

                Directors are expected to attend regularly scheduled Board meetings and meetings of committees on which they serve, and to spend the time necessary to discharge properly their responsibilities.  Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.  Directors are also expected to attend the Annual Shareholders’ meeting.

                The Board will meet at least four times per year and will hold additional meetings either in person or by teleconference when needed to address issues of special concern or urgency.  The offices of Chairperson of the Board and Chief Executive Officer (”CEO”) are currently separate.  The Board will review the situation if it changes in the future.

                Management will prepare Board agendas with concurrence of the Chairman.  Each Board member is free to suggest the inclusion of items on the agenda.  Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.  The Board will review the Company’s strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.  All meetings of the Board shall be held pursuant to the bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Board, shall be duly filed in the Company records.

                The directors will meet in executive session at each meeting of the Board without the Company’s management.  The chairperson who presides at these meetings will be the Chairman or his designee. The Company will also disclose in the proxy statement a method for interested parties to contact the presiding director, or the independent directors as a group, directly.

                The Board should ensure that all required reporting is provided by management to shareholders, potential shareholders and the investment community.

                The Board believes that management speaks for the Company.  Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company.  It is expected, however, that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.  Generally, directors should refer investors, market professionals and the media to the CEO or another individual designated by the Company.

                The Board acknowledges that proxy cards, ballots and voting tabulations that identify shareholders will be kept confidential unless disclosure is: (i) necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) expressly requested by the shareholder (and then disclosure is limited to that particular shareholder’s vote); or (iii) made during a contested proxy solicitation.  Both the tabulators and inspectors of the election, who are appointed by the Board, shall be independent of the Company.

Board Committees

The Board will have at all times an Audit Committee, a Nominating/Corporate Governance Committee, and a Compensation Committee.  The members of the Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee will be independent directors under the criteria established by the New York Stock Exchange and any other applicable rules or regulations.  Committee members will be appointed annually by the Board upon recommendation of the Nominating/Corporate Governance Committee with consideration of the desires of individual directors.

Each committee will have its own charter.  The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.  The charters will also provide that each committee will annually evaluate its performance.

                The chairperson of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter.  During the year, the chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop the agenda for each meeting.  All meetings of each committee shall be held pursuant to the bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the relevant committee, shall be duly filed in the Company records.

                A report regarding each committee meeting will be provided to the full Board, as appropriate.  Directors will be given copies of the minutes of any committee meeting.

                In addition, the chairperson of each committee will report to the full Board regarding matters that should be brought to the attention of the Board.

                The Board and each committee have the power to hire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

                The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Director Access to Officers, Associates and Outside Advisors

                Directors have full and free access to officers and other employees of the Company and the Company’s outside advisors.  Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director.  The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company.  It is the expectation of the Board that directors will keep the CEO informed of communications between a director and an officer or other employee of the Company, as appropriate.

                At least once per year, management will report to the Board regarding management development and succession, including progress and strategic planning.

                Other executives may attend Board meetings or committee meetings at the invitation of the Chairperson of the Board or Committee or the CEO to provide information and insight to the Board or Committee.

Director Compensation

                The Compensation Committee shall have the responsibility for recommending to the Board appropriate compensation for non-employee directors.  Each year, the Compensation Committee shall review non-employee director compensation.  The Compensation Committee will annually review director compensation.  The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.  Compensation of directors will be disclosed annually in the Company’s proxy.

Director Continuing Education

Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director.  The Company may, from time to time, offer continuing education programs to assist the directors in maintaining such level of expertise.

CEO Evaluation and Management Succession

                The Nominating/Corporate Governance Committee will conduct an annual review of the CEO’s performance, as set forth in its charter.  The Board will review the Nominating/Corporate Governance Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long and short term.

The Nominating/Corporate Governance Committee should make an annual report to the Board on succession planning.  The entire Board will work with the Nominating Corporate Governance Committee to nominate and evaluate potential successors to the CEO.  The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Annual Performance Evaluation

                The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.  The Nominating/Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.  This will be discussed with the full Board following the end of each fiscal year.  The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

APPENDIX B

ALAMO GROUP INC.

2009 EQUITY INCENTIVE PLAN

Section 1.  Background and Purpose of the Plan.

                (a)           Background.         The name of this plan is the Alamo Group Inc. 2009 Equity Incentive Plan (the “Plan”).  Alamo Group Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as the “First Amended and Restated 1999 Non-Qualified Stock Option Plan,” effective August 31, 1999 (the “1999 Plan”).  The 1999 Plan expires as of July 6, 2009.  Subject to the approval of the Company’s stockholders, the Company now desires to adopt the Plan as of _______________, 2009, to replace the 1999 Plan, as set forth below.

                (b)           Purpose.  The purpose of the Plan is to provide incentives to those officers, employees, and directors of the Company and its direct and indirect subsidiaries whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the long-term commitment of such persons to the Company and its direct and indirect subsidiaries, and to help the Company and its direct and indirect subsidiaries secure and retain the services of such key persons.  To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Restricted Stock, and Restricted Stock Units.  The Plan is intended to permit awards that satisfy the requirements of Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements therefor.

Section 2.  Definitions.

                For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

                (a)           “Award” means an award of Options, Restricted Stock, or Restricted Stock Units under the Plan.

                (b)           “Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                (c)           “Board” means the Board of Directors of the Company.

                (d)           “Change in Control” means, unless otherwise provided in an Award Agreement, the first to occur of any one of the events set forth in the following paragraphs:

 (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (as such terms are defined in Section 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Shares representing more than fifty percent (50%) of the total voting power of the issued and outstanding stock of the Company entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or group has the power and authority to vote such Shares; provided, however, that for purposes of this subsection (i), the acquisition of additional Shares by any one person or group who have then been owners of 10% or more of the Shares of the Company for a continuous period at least ten (10) years will not be considered a Change in Control; or

(ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (together with the assets of the Company’s direct and indirect subsidiaries) to any person or  more than one person acting as a group (as such terms are defined in Section 13(d)(3) of the Exchange Act); provided, however, that for purposes of this subsection (iii), a transfer of assets by the Company to an entity that is controlled by the Company’s stockholders immediately after the transfer will not be considered a Change in Control;  or

(iv) the consummation of a merger or consolidation of the Company with another entity in which, immediately following the consummation of the transaction, those stockholders of the Company immediately before the consummation of the transaction cease to own collectively at least fifty percent (50%) of the Voting Stock of the Company.

                (e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                (f)            “Committee” means the Compensation Committee of the Board, as appointed from time to time by at least a majority of the whole Board.

                (g)           “Common Shares” means the shares of common stock, par value $0.10 per share, of the Company.

                (h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

                (i)            “Fair Market Value” of a Share on a particular date shall mean (1) the closing sale price reported for such Share on the national securities exchange or national market system on which such Share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale thereon), or (2) if the Shares are not then listed on a national securities exchange or national market system, or if the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.  In making such determination, the Committee should (but is not required to) use a valuation method that is presumed reasonable under Treas. Reg. §1.409A-1(b)(5)(iv)(B)(2).  If the Committee does not use a method that is presumed reasonable, the Committee nevertheless shall use a method designed to comply with the reasonableness requirements of Treas. Reg. §1.409A-1(b)(5)(iv)(B).

                (j)            “Nonqualified Stock Option” means an Option that by its terms is a nonqualified stock option and that will not be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

                (k)           “Option” means a right to purchase Shares, granted to a Participant pursuant to the Plan.  As used herein, the term “Option” shall include only a Nonqualified Stock Option, and the Plan shall be construed in a manner that will effectuate the intent for all Options granted hereunder to be treated as Nonqualified Stock Options.

                (l)            “Participant” means the holder of an outstanding Award.

                (m)          “Restricted Stock” means Shares issued pursuant to an Award Agreement in accordance with Section 7 of the Plan.

                (n)           “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

                (o)           “Service Provider” means an employee, officer, or director of the Company or any of the Company’s direct or indirect subsidiaries.  For purposes of this paragraph, the term “direct or indirect subsidiaries” shall refer only to those subsidiaries that qualify as eligible issuers of the Company’s stock under Treas. Reg. §1.409A-1(b)(5)(iii)(E).

                (p)           “Shares” means the Common Shares and the common equity of any successor security.

Section 3.  Shares Subject to the Plan.

                (a)           There shall be reserved and available for issuance under the Plan 400,000 Common Shares.  In determining the terms and conditions of an Award hereunder, the Committee shall not impose any conditions on the Common Shares (such as a mandatory repurchase obligation or a put or call right) that would cause the Common Shares issued under the Award not to be considered “Service Recipient Stock” under Treas. Reg. §1.409A-1(b)(5)(iii).

                (b)           To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Restricted Stock or Restricted Stock Units are forfeited, or (iii) Shares are withheld from payment of an Award in satisfaction of any minimum federal, state, local, or foreign withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.  The Shares issued under the Plan may be authorized but unissued Common Shares, reacquired Common Shares, issued Common Shares held in the Company’s treasury, or any combination of the foregoing.

                (c)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

Section 4.  Administration of the Plan.

                (a)           The Plan shall be administered by the Committee.  The Committee shall consist solely of two or more “Non-Employee Directors,” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

                (b)           To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act.

                (c)           The Committee shall have the power and authority, in its discretion:

(i)            to select the Service Providers to whom Awards may be granted hereunder;

(ii)           to determine whether and to what extent Options, Restricted Stock, or Restricted Stock Units are to be granted hereunder to Service Providers;

(iii)          to determine the number of Shares to be covered by each Award granted hereunder;

(iv)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(vi)          to adopt, alter, and rescind rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(vii)         to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

In exercising such discretion pursuant to this Section 4(c), the Committee shall ensure that a grant of Options, Restricted Stock, or Restricted Stock Units is structured so as not to cause a deferral of compensation under Code §409A and the Regulations thereunder.

                (d)           The Committee’s decisions, determinations, and interpretations will be final, conclusive, and binding on all persons, including the Company and the Participants.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

Section 5.              Eligibility.

                The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Service Providers.  The Committee shall have the authority to grant to any Service Provider Options, Restricted Stock, or Restricted Stock Units, in accordance with the terms of the Plan.

Section 6.              Options.

                (a)           General.  Options may be granted alone or in addition to other Awards granted under the Plan.  Any Option granted under the Plan shall be evidenced by an Award Agreement.  The provisions of each Option need not be the same with respect to each Participant.  The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Options shall be made, and the terms of such Options, not inconsistent with the terms of the Plan.  Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Committee shall determine, which Award Agreement shall set forth, among other things, the exercise price of the Option, the term of the Option, and provisions regarding exercisability of the Option granted thereunder.  The Options granted under the Plan must be Nonqualified Stock Options.  More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.  Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b) –(h) of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                (b)           Exercise Price.  The per share exercise price of Shares purchasable under an Option shall be determined by the Committee in its sole discretion at the time of the grant, but shall not be less than 100% of the Fair Market Value per Share as of the date of grant.

                (c)           Option Term.  The term of such Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date such Option is granted.

                (d)           Exercisability and Vesting.  Options shall be exercisable and vested at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion.  Unless otherwise provided in an Award Agreement, Options shall vest and become exercisable at the rate of 20% of the Shares subject to the Option on the first anniversary of the date of grant, and as to an additional 20% of the Shares subject to the Option on each of the four succeeding anniversaries on the date of grant, but only to the extent that the Participant has continuously been a Service Provider through each such date.  In accordance with Code §409A, if the Committee selects an exercise and vesting schedule other than that set forth in this paragraph, such exercise and vesting schedule shall be fixed as of the date of the Option grant and shall not include any feature for the deferral of compensation other than deferral of recognition of income until the later of (i) the exercise or disposition of the Option under Treas. Reg. §1.83-7 or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in Treas. Reg. §1.83-3(b).

                (e)           Method of Exercise.  An Option may be exercised in whole or in part prior to the expiration of such Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan.

                (f)            Rights as a Stockholder.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) certificate(s) evidencing such Shares promptly after the Option is exercised.

                (g)           Nontransferability of Options.  The Participant shall not be permitted to sell, transfer, pledge, or assign any Option other than by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument.  All Options shall be exercisable during the Participant’s lifetime only by the Participant.

               (h)           Termination of Relationship as a Service Provider.

(1) Termination other than for Death.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as a Service Provider as a result of the Participant’s death, the Participant may exercise his or her Option within ninety (90) days of such termination of service to the extent such Option is vested on the date Participant ceases to be a Service Provider, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  If on the date the Participant ceases to be a Service Provider the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If, after Participant ceases to be a Service Provider, the Participant does not exercise his or her Option within the ninety (90) days described above, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

(2) Termination by Reason of Death.  If a Participant either (i) dies while a Service Provider, or (ii) dies within the ninety (90) day period following the date the Participant ceases to be a Service Provider as described in Section 6(h)(1) above, the Option may be exercised within twelve (12) months following the Participant’s death to the extent such Option is vested on the date of Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  Such Option may be exercised by the personal representative of the Participant’s estate, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution, provided that documentation satisfactory to the Committee establishing the right of such personal representative or heir to receive the Option from Participant is provided to the Committee.   If on the date the Participant dies the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If, after Participant dies, the Participant’s Option is not exercised within the twelve (12) months described above, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

Section 7.  Restricted Stock.

                (a)           General.  Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement.  The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.  The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of the Restricted Stock, and the Restricted Period (as defined in Section 7(c)) applicable to awards of Restricted Stock.

                (b)           Awards and Escrow.  The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Committee may specify after the award date.  Each Participant who is granted an Award of Restricted Stock shall be issued a share certificate in respect of such Shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided, however, that unless the Committee determines otherwise, (i) the Company as escrow agent will hold the share certificates for all Shares of Restricted Stock until the Restricted Period has ended and all restrictions on such Shares have lapsed, and (ii) as a condition of Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

                (c)           Nontransferability of Restricted Stock.  The Committee, in its sole discretion, shall determine in the terms of the Award Agreement and the period during which the Restricted Stock Award shall be subject to restrictions on transferability (the “Restricted Period”).  During the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign Shares of Restricted Stock awarded under the Plan except by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument.  The Committee, in its sole discretion, may impose such other restrictions and conditions on Shares of Restricted Stock as it may deem advisable or appropriate, including the attainment of corporate or individual performance goals.

                (d)           Removal of Restrictions.  Unless otherwise provided in an Award Agreement, the Restricted Period shall end as to 25% of the total Shares of Restricted Stock granted in an Award on the first anniversary of the date of grant, and as to an additional 25% of the total Shares of Restricted Stock granted in an Award on each of the three succeeding anniversaries of the date of grant, but only to the extent that the Participant has continuously been a Service Provider through each such date.  Shares of Restricted Stock covered by Restricted Stock grants made under the Plan will be released from escrow on a rolling basis as Restricted Periods end, such Shares to be released as soon as practicable after the last day of the particular Restricted Period applicable to the Shares, or at such other time as the Committee may determine.

                (e)           Rights as a Stockholder.  Except as provided in Sections 7(b) and (c) above or as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive all dividends and distributions paid with respect to such Shares and to vote such Shares.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

                (f)            Termination of Relationship as a Service Provider.  Except as otherwise provided in an Award Agreement, if a Participant ceases to be a Service Provider for any reason during the Restricted Period, the Participant’s rights to Shares of Restricted Stock for which restrictions have not lapsed will be forfeited back to the Company and the Participant shall have no further rights thereto.

Section 8.              Restricted Stock Units.

                (a)           General.  Awards of Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement.  The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.  The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; and the vesting period (as described in Section 8(c)) applicable to awards of Restricted Stock Units.

                (b)           Awards.  A Restricted Stock Unit Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually issued to a Participant (or held in escrow for the benefit of Participant) until a later date specified in the applicable Award Agreement.  Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share.

                (c)           Vesting.  The Committee, in its sole discretion, shall determine in the terms of the Award Agreement the vesting schedule and other restrictions and conditions to which the Restricted Stock Unit Award will be subject.  The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Committee in its discretion.  Provided that the conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 8(e) hereof, upon satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

                (d)           Benefit Upon Vesting.  Upon the vesting of the Restricted Stock Units, the Participant shall be entitled to receive, as soon as practicable after the date on which such Restricted Stock Unit, an amount in cash, Shares, or a combination of the foregoing (as determined by the Committee in its sole discretion) equal, per unit, to the Fair Market Value of a Share on the date on which such Restricted Stock Unit vests.

                (e)           Termination of Relationship as a Service Provider.  Except as otherwise provided in an Award Agreement, if a Participant ceases to be a Service Provider for any reason before the Restricted Stock Units have vested, the Participant’s rights to unvested Restricted Stock Units shall be cancelled and the Participant shall have no further rights thereto.

Section 9.              Adjustments; Dissolution or Liquidation; Change in Control.

                (a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the  Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will use its reasonable efforts to notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor entity or a parent or affiliate of the successor entity. The Committee will not be required to treat all Awards similarly in the transaction. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all outstanding Shares of Restricted Stock and Restricted Stock Units granted to a Participant that have not theretofore vested shall immediately vest, and each Option granted to a Participant and outstanding at such time shall become fully and immediately vested and exercisable, unless such Awards are either assumed or an equitable substitution is made therefor.

Section 10.            Tax Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iv) any combination thereof.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Section 11.            No Effect on Employment or Service.

                Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or a Company’s direct or indirect subsidiary, nor will they interfere in any way with the Participant’s right or the Company’s right (or the right of a Company’s direct or indirect subsidiary) to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws.

Section 12.            Term of Plan; Amendment; Termination.

                The Plan will become effective upon its adoption by the Board, subject to the approval of the Company’s stockholders.  Unless terminated earlier pursuant to the terms of the Plan, the Plan will continue in effect for a period of ten (10) years from the effective date (the “Plan Term”).  No Award shall be granted pursuant to the Plan after the end of the Plan Term, but Awards theretofore granted may extend beyond the Plan Term.  The Board may at any time amend, alter, suspend or terminate the Plan.  The Company shall obtain stockholder approval of any Plan amendment, alteration, suspension, or termination to the extent necessary and desirable to comply with applicable laws.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Committee.

Section 13.            General Provisions.

                (a)           Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

                (b)           All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

                (c)           No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                (d)           If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                (e)           The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 7, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are
available at www.alamo-group.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333333300001000 7 050709

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Donald J. Douglass	☐	☐	☐
Jerry E. Goldress	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
David H. Morris	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
James B. Skaggs	☐	☐	☐
2. Proposal FOR ratification of appointment of KPMG LLP as the Company's Independent auditors for 2009.	☐	☐	☐
3. Adoption of 2009 Equity Incentive Plan	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

In the absence of such direction the proxy will be voted FOR the Nominees listed in Proposal 1 and FOR the Proposal set forth in Proposals 2 and 3.

I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 7, 2009

ALAMO GROUP INC.

Proxy for 2009 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald J. Douglass, Ronald A. Robinson or Robert H. George or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 7, 2009 at 9:00 a.m., local time, at the Doubletree Hotel, 37 NE Loop 410 (at McCullough), San Antonio, Texas, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 18, 2009 is acknowledged.